UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2009 (February 17, 2009)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Summary

On February 17, 2009, the Board of Directors of Massey Energy Company (the “Company”) approved changes recommended by the Compensation Committee of the Board of Directors to the Non-Employee Directors Compensation Summary. Clarifying language was added to the “Initial Grant of Restricted Stock” and “Annual Grant” Sections of the Non-Employee Directors Summary related to vesting. No changes were made to the actual compensation awarded to non-employee directors. The Non-Employee Directors Compensation Summary, as amended and restated, is effective as of February 17, 2009 and is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01.

Form Grant Agreements

On February 17, 2009, the Board of Directors ratified the form stock option grant agreement recommended for approval by the Compensation Committee for non-employee directors electing all or a portion of their annual grant in the form of stock options pursuant to the Non-Employee Director Compensation Summary. In addition, the Board of Directors ratified a form stock option grant agreement recommended for approval by the Compensation Committee for the Chief Executive Officer’s additional stock option award granted in the Letter Agreement between the Company and Mr. Blankenship filed as Exhibit 10.11 to Form 8-K filed on December 24, 2008. The form grant agreements are attached as Exhibits 10.2 and 10.3, respectively, and are hereby incorporated into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Massey Energy Company Non-Employee Directors Compensation Summary

Exhibit 10.2	Form Non-Employee Director Stock Option Grant Agreement

Exhibit 10.3	Form Additional Stock Option Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2009

MASSEY ENERGY COMPANY

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit 10.1	Massey Energy Company Non-Employee Directors Compensation Summary

Exhibit 10.2	Form Non-Employee Director Stock Option Grant Agreement

Exhibit 10.3	Form Additional Stock Option Grant Agreement